      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 17, 2001

                                                           REGISTRATION NO.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             FSI INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            MINNESOTA                                       41-1223238
  --------------------------------                     -------------------
  (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                      Identification No.)

         322 LAKE HAZELTINE DRIVE
            CHASKA, MINNESOTA                                 55318
 ----------------------------------------                  ----------
 (Address of principal executive offices)                  (Zip Code)

                 FSI INTERNATIONAL, INC. 1997 OMNIBUS STOCK PLAN
                                       AND
              FSI INTERNATIONAL, INC. EMPLOYEES STOCK PURCHASE PLAN
              -----------------------------------------------------
                            (Full title of the plans)

                               DONALD S. MITCHELL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             FSI INTERNATIONAL, INC.
                            322 LAKE HAZELTINE DRIVE
                             CHASKA, MINNESOTA 55318
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (952) 448-5440
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

======================== ================== ======================= ========================== =====================
                                                                            Proposed
                                                   Proposed                  Maximum
       Title of               Amount               Maximum                  Aggregate               Amount of
     Securities to             to be            Offering Price              Offering               Registration
     be Registered         Registered(1)         Per Share(2)               Price(2)                   Fee
------------------------ ------------------ ----------------------- -------------------------- ---------------------
     Common Stock,            850,000
     no par value             Shares                $10.74                 $9,129,000                 $2,283
======================== ================== ======================= ========================== =====================

(1) This Registration Statement relates to an additional 600,000 shares to be offered under the registrant's 1997 Omnibus Stock Plan, for which 2,500,000 shares of Common Stock were registered under Registration Statements Nos. 333-30675, 333-50991, and 333-96275, and an additional 250,000 shares of Common Stock to be offered under the registrant's Employees Stock Purchase Plan, for which 1,800,000 shares were registered under Registration Statements Nos. 33-33647, 33-39920, 33-46296, 33-77852, 333-19677, 333-50991, and 333-96275.

(2) Estimated solely for the purpose of the registration fee under Rules 457(c) and (h)(1) under the Securities Act of 1933, based on the average of the high and low sale prices per share of the registrant's Common Stock on May 11, 2001.


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                                     PART II

                INFORMATION REQUIRED BY GENERAL INSTRUCTION E OF
                         FORM S-8 REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are incorporated in this Registration Statement by reference the contents of the registrant's Registration Statements Nos. 33-33647, 33-39920, 33-46296, 33-77852, 333-19677, 333-30675, 333-50991, and 333-96275.

ITEM 8.  EXHIBITS (REQUIRED OPINIONS AND CONSENTS).

         Exhibit                    Description
         -------                    -----------
         5                          Opinion of Faegre & Benson LLP.

         23.1                       Consent of Faegre & Benson LLP (included in Exhibit 5).

         23.2                       Consent of KPMG LLP.

         24                         Powers of Attorney of directors and officers.

         99.1                       FSI International, Inc. 1997 Omnibus Stock Plan, as amended and restated.

         99.2                       FSI International, Inc. Employees Stock Purchase Plan, as amended and restated.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chaska, State of Minnesota, on May 14, 2001.

                                       FSI INTERNATIONAL, INC.


                                       By  /s/ Donald S. Mitchell*
                                           -------------------------------------
                                               Donald S. Mitchell
                                               President and Chief Executive
                                                 Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 14, 2001 by the following persons in the capacities indicated:

         /s/ Donald S. Mitchell*                     President and Chief Executive Officer
--------------------------------------------           (Principal Executive Officer)
         Donald S. Mitchell

         /s/ Patricia M. Hollister                   Chief Financial Officer
--------------------------------------------           (Principal Financial and Accounting Officer)
         Patricia M. Hollister


Joel A. Elftmann                            )
James A. Bernards                           )
Terrence W. Glarner                         )
Willem D. Maris                             )        A Majority of the Board of Directors*
Donald S. Mitchell                          )
Krishnamurthy Rajagopal                     )
Charles R. Wofford                          )

----------------------------

* Patricia M. Hollister, by signing her name hereto, hereby signs this document on behalf of each of the above-named officers or directors of FSI International, Inc. pursuant to powers of attorney duly executed by those persons.


                                       /s/ Patricia M. Hollister
                                       -----------------------------------------
                                           Patricia M. Hollister
                                           Attorney in Fact

                                INDEX TO EXHIBITS


   Exhibit                                       Description
   -------                                       -----------
      5                  Opinion of Faegre & Benson LLP..........................................   Filed Electronically

    23.1                 Consent of Faegre & Benson LLP (included in Exhibit 5)

    23.2                 Consent of KPMG LLP.....................................................   Filed Electronically

     24                  Powers of Attorney of directors and officers............................   Filed Electronically

    99.1                 FSI International, Inc. 1997 Omnibus Stock Plan, as amended and
                         restated................................................................   Filed Electronically

    99.2                 FSI International, Inc. Employees Stock Purchase Plan, as amended
                         and restated............................................................   Filed Electronically